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                                                                     EXHIBIT 2

                            JOINT FILING AGREEMENT


     The undersigned hereby agree that the statement on Schedule 13D with respect to the partnership units of Evans Withycombe Residential, L.P., dated September 8, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date: September 5, 1997                 STEPHEN O. EVANS


                                             /s/ Stephen O. Evans
                                        ----------------------------------

Date: September 5, 1997                 F. KEITH WITHYCOMBE


                                             /s/ F. Keith Withycombe
                                        ----------------------------------


Date: September 5, 1997                 EW INVESTMENTS LIMITED PARTNERSHIP

                                        By:  EW Investments, Inc.,
                                             its general partner

                                             By:   /s/ Stephen O. Evans
                                                 -------------------------
                                             Name: Stephen O. Evans
                                             Title: Chairman

Date: September 5, 1997                 THE EVANS FAMILY LIMITED LIABILITY
                                        COMPANY

                                             By:   /s/ Stephen O. Evans
                                                 -------------------------
                                             Name: Stephen O. Evans
                                             Title: Manager